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CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the filing of the Annual Report on Form 10-K, for the year ended December 31, 2004, for Crested Corp. in accordance with the requirements of the Securities Exchange Act of 1934, with the inclusion in such Annual Report of our Rocky Mountain Gas, Inc. reserve report incorporated therein, and references to our name in the form and context in which they appear.

                                    NETHERLAND, SEWELL & ASSOCIATES, INC.

                                    By:           /s/ Frederic D. Sewell
                                    Frederic D. Sewell
                                    Chairman and Chief Executive Officer

Dallas, Texas
April 8, 2005